EXHIBIT 19.1
McCartney Engineering, LLC
Consulting Petroleum Engineers
-------------------------------------------------------------------------------
1888 Sherman Street, Suite 760 Denver, CO 80203 (303)830-7208  Fax(303)830-7004



January 7, 2000

Mr. Dan Dalke
American Warrior, Inc.
P.O. Box 399
Garden City, Kansas  67846

Re:  Winco Petroleum Corporation Property Evaluation

Dear Mr. Dalke:

Pursuant to your request, we have estimated the remaining reserves and future net revenue for certain developed oil properties owned by Winco Petroleum Corporation in Kansas and Wyoming. The effective date of this study is September 30, 1999. Results are summarized below:

                                                            Estimated Future
                      Net Remaining Reserves                   Net Revenue
                     As of September 30, 1999                 Discounted at
Reserve Category             Oil (BBL)         Undiscounted     10 Percent
----------------             ---------         ------------     ----------

Proved Producing             109,107             $ 741,241      $ 452,519

Table #1 is a tabulation by lease of the working and net revenue interests, gross and net reserves, and projected discounted net revenues of the individual leases. Table #2 is a cash flow summary reflecting the estimated remaining reserves and revenue of the Winco Petroleum Corporation properties. Also included in the report are cash flow projections and performance curves for the individual leases.

Source of Data
--------------

Lease names, locations, and performance history was supplied by Winco Petroleum Corporation for use in this study. Working interests and net revenue interests were supplied by Winco personnel, as were historic oil prices and lease operating expenses. This data was accepted by McCartney Engineering, LLC as presented. McCartney Engineering, LLC reserves the right to revise the associated reserve and economic projections if future information indicates discrepancies in the data provided. No independent well tests or property inspections were made in conjunction with this study.

Mr. Dan Dalke
December 7, 1999
Page 2

Reserve Category
----------------

The reserves included in this report are classified in the proved developed
producing category.   Proved developed producing reserves are those which
are expected to be recovered through existing wells with existing equipment and operating methods from existing completion intervals now open for production.

Method of Assigning Reserves
----------------------------

Reserves were determined through the application of industry accepted methods. Since sufficient production history was available, remaining reserves were estimated from an extrapolation of past performance.

Oil and Gas Prices
------------------

At your request, future oil prices of $18.00/BBL were used for all properties. No increases or decreases in future oil prices were considered in these cash flow projections.

Expenses
--------

The estimated future operating costs were based on historic expense data supplied by Winco Petroleum Corporation. No provisions were made for increases or decreases in future operating expenses. Applicable severance, ad valorem and production taxes were considered in the cash flow projections. No deductions were made for general or corporate overhead, depletion, depreciation, or any other indirect costs. The estimated net income is before state and federal income tax and does not consider any encumbrances against the properties, if such exist. Plugging and restoration expenses have not been included in this evaluation since they are expected to be offset by salvageable equipment.

General
-------

The accuracy of any reserve estimate, especially when based on volumetric analysis or limited production history, is a function of available data and of engineering and geological interpretation and judgment. While the reserve estimates used herein are believed reasonable, they should be accepted with the understanding that subsequent reservoir performance, changes in pricing structure, or market demand may justify their revision. Reserve estimates based on volumetric analysis and reserves assigned to behind pipe intervals are inherently less reliable than those based on a lengthy production history.

In our opinion, the above reserve and revenue estimates fairly and approximately present the proved producing reserves of Winco Petroleum Corporation with respect to definitions,

Mr. Dan Dalke
December 7, 1999
Page 3

assumptions, and methodology described above.

We appreciate the opportunity to provide you with this study. All related data is in our file and is available for your review.

Very truly yours,
McCartney Engineering, LLC.


/s/ JACK A. MCCARTNEY
Jack A. McCartney
Manager

                                TABLE #1

                       WINCO PETROLEUM CORPORATION

              INDIVIDUAL WELL DISCOUNTED CASH FLOW SUMMARY
                        AS OF SEPTEMBER 30, 1999

CATEGORY, STATE, FIELD NAME,       WORKING     REVENUE   GROSS OIL  GROSS GAS    NET OIL    NET GAS    DISCOUNTED
AND LEASE NAME                     INTEREST    INTEREST    (BBL)      (MCF)       (BBL)      (MCF)    REVENUE @ 10%
------------------------------    ---------   ---------  ---------  ---------   ---------  ---------  -------------
PROVED PRODUCING RESERVES

 KANSAS

  ALDRICH FIELD
   EVERETT #1                     1.0000000   0.8203130      47673           0      39108          0    $    162325
                                                         ---------  ----------  ---------  ---------    -----------
  TOTAL - ALDRICH FIELD                                      47673           0      39108          0    $    162325


  BEAVER FIELD
   HOFMEISTER A                   1.0000000   0.8500000      16594           0      14105          0    $     57391
                                                         ---------  ----------  ---------  ---------    -----------
  TOTAL - BEAVER FIELD                                       16594           0      14105          0    $     57391


  DISTRICT 57 NORTH FIELD
   ERBERT #1                      0.9375000   0.7500000       8013           0       6012          0    $     20911
                                                         ---------  ----------  ---------  ---------    -----------
  TOTAL - DISTRICT 57 NORTH FIELD                             8013           0       6012          0    $     20911


  GORHAM FIELD
   COADY                          1.0000000   0.8750000       9632           0       8429          0    $     23069
                                                         ---------  ----------  ---------  ---------    -----------
  TOTAL - GORHAM FIELD                                        9632           0       8429          0    $     23069


  HALL-GURNEY FIELD
   HOLL                           1.0000000   0.8750000       5446           0       4766          0    $      7961
                                                         ---------  ----------  ---------  ---------    -----------
  TOTAL - HALL-GURNEY FIELD                                   5446           0       4766          0    $      7961


  LAKIN NW FIELD
   GANO #1-17                     1.0000000   0.6891400          0           0          0          0    $         0
                                                         ---------  ----------  ---------  ---------    -----------
  TOTAL - LAKIN NW FIELD                                         0           0          0          0    $         0

CATEGORY, STATE, FIELD NAME,       WORKING     REVENUE   GROSS OIL  GROSS GAS    NET OIL    NET GAS    DISCOUNTED
AND LEASE NAME                     INTEREST    INTEREST    (BBL)      (MCF)       (BBL)      (MCF)    REVENUE @ 10%
------------------------------    ---------   ---------  ---------  ---------   ---------  ---------  -------------
  TRAPP FIELD
   MICHEL A                       1.0000000   0.7500000       9845           0       7386          0    $     34909
   GAGE A                         1.0000000   0.8000000      15237           0      12190          0    $     55072
                                                         ---------  ----------  ---------  ---------    -----------
  TOTAL - TRAPP FIELD                                        25082           0      19576          0    $     89981

 TOTAL - KANSAS                                             112440           0      91996          0    $    361638


 WYOMING

  MIKES DRAW FIELD
   MADSEN #12-9                   0.5113220   0.4092770      41802           0      17111          0    $     90881
                                                         ---------  ----------  ---------  ---------    -----------
  TOTAL - MIKES DRAW FIELD                                   41802           0      17111          0    $     90881

 TOTAL - WYOMING                                             41802           0      17111          0    $     90881

TOTAL - PROVED PRODUCING RESERVES                           154242           0     109107          0    $    452519

 TABLE #2

 WINCO PETROLEUM CORPORATION
 SUMMARY
 AS OF SEPTEMBER 30, 1999
 PROVED PRODUCING RESERVES

        GROSS    GROSS OIL  GROSS GAS   NET OIL    NET GAS  OIL PRICE  OIL SALES  GAS PRICE GAS SALES
YEAR    WELLS      (BBL)      (MCF)      (BBL)      (MCF)    ($/BBL)      ($)      ($/MCF)     ($)
----   -------   ---------  ---------   -------    -------  ---------  ---------  --------- ---------
   1    18.00       15441          0     11097           0     18.00     199746      0.000          0
   2    18.00       14433          0     10380           0     18.00     186840      0.000          0
   3    18.00       13547          0      9757           0     18.00     175626      0.000          0
   4    18.00       12530          0      9008           0     18.00     162144      0.000          0
   5    14.00       10773          0      7599           0     18.00     136782      0.000          0
   6    14.00       10131          0      7160           0     18.00     128880      0.000          0
   7    14.00        9529          0      6748           0     18.00     121464      0.000          0
   8    14.00        8004          0      5519           0     18.00      99342      0.000          0
   9     6.00        6736          0      4597           0     18.00      82746      0.000          0
  10     6.00        6345          0      4342           0     18.00      78156      0.000          0
  11     6.00        5982          0      4105           0     18.00      73890      0.000          0
  12     6.00        5644          0      3882           0     18.00      69876      0.000          0
  13     6.00        4739          0      3173           0     18.00      57114      0.000          0
  14     5.00        4190          0      2767           0     18.00      49806      0.000          0
  15+    5.00       26218          0     18973           0     18.00     341514      0.000          0
                ---------  ---------  ---------  ---------  --------   --------    -------- ---------
                   154242          0    109107           0     18.00    1963926      0.000          0

        TOTAL    OPERATING  PRODUCTION  SECTION 29   OTHER      NET      CUM NET  DISC P.W.   CUM P.W.
YEAR  SALES ($)    COSTS      TAXES    TAX CREDITS  EXPENSE   REVENUE    REVENUE   AT 10.0%   AT 10.0%
----  ---------  ---------  ---------- -----------  -------   -------    -------  ---------   --------
   1    199746      85663      16431         0           0     97652      97652      93106      93106
   2    186840      85663      15363         0           0     85814     183466      74382     167488
   3    175626      85663      14427         0           0     75536     259002      59520     227008
   4    162144      82603      13328         0           0     66213     325215      47431     274439
   5    136782      67303      11345         0           0     58134     383349      37859     312298
   6    128880      67303      10675         0           0     50902     434251      30135     342433
   7    121464      67303      10048         0           0     44113     478364      23742     366175
   8     99342      52811       8323         0           0     38208     516572      18695     384870
   9     82746      42269       7018         0           0     33459     550031      14883     399753
  10     78156      42269       6615         0           0     29272     579303      11837     411590
  11     73890      42269       6243         0           0     25378     604681       9329     420919
  12     69876      42269       5893         0           0     21714     626395       7257     428176
  13     57114      33868       4891         0           0     18355     644750       5577     433753
  14     49806      29669       4301         0           0     15836     660586       4373     438126
  15+   341514     233057      27802         0           0     80655     741241      14393     452519
      ---------  --------   --------  ---------   --------  --------   --------  ---------   --------
       1963926    1059982     162703         0           0    741241     741241     452519     452519

 WINCO PETROLEUM CORPORATION
 SUMMARY
 AS OF SEPTEMBER 30, 1999
 PROVED PRODUCING RESERVES


           DISCOUNTED PRESENT WORTH VALUE PROFILE
               DISCOUNT RATE    PRESENT WORTH
               -------------    -------------
                   0.100            452,519
                   0.110            435,881
                   0.120            420,505
                   0.130            406,258
                   0.140            393,016
                   0.150            380,691
                   0.160            369,182
                   0.170            358,419
                   0.180            348,327
                   0.190            338,844
                   0.200            329,925
                   0.210            321,519
                   0.220            313,574
                   0.230            306,068
                   0.240            298,957
                   0.250            292,215
                   0.260            285,809
                   0.270            279,714
                   0.280            273,912
                   0.290            268,384
                   0.300            263,108
                   0.310            258,070
                   0.320            253,245
                   0.330            248,629
                   0.340            244,204
                   0.350            239,963
                   0.360            235,889
                   0.370            231,977
                   0.380            228,216
                   0.390            224,597
                   0.400            221,109
                   0.410            217,754
                   0.420            214,510
                   0.430            211,387
                   0.440            208,369
                   0.450            205,453
                   0.460            202,632
                   0.470            199,903
                   0.480            197,265
                   0.490            194,705
                   0.500            192,231